UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2006
Date of Report (Date of earliest event reported)

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1,
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01    REGULATION FD DISCLOSURE

Drilling Results New York Canyon Project

On June 14, 2006 Aberdene Mines Limited (the “Company”) announced results from the first four of 24 holes drilled on the Longshot Ridge zone of the Company’s New York Canyon property. As shown in the table below, all holes intersected copper mineralization over the length of the hole.

Hole ID	Section	Azm.	Dip	From ft	To ft	Length ft	TCu* %
06-1R	1200	345	80	0	395	395	0.269
including				0	150	150	0.588
and				340	380	40	0.186

06-2R	1800		90	20	45	25	0.474

06-3R	1600		90	0	305	305	0.118
including				95	165	70	0.272

06-4R	1600		60	0	40**	40	0.628

* TCu means the Total copper measured in the sample by a four acid digestion
** hole lost in mineralization at 40 feet.

The drilling program has been designed to test the extent of the mineralization at Longshot Ridge in order to provide a resource for this zone later this year. All holes reported are drilled by reverse circulation methods. Hole 06-1, was drilled as a step-out from a historic hole 92-20 which intersected 130 feet at 0.305% Cu and was designed to test an intrusive contact zone. The hole returned an average of 0.269% copper over the entire 395 foot length. Hole 06-2 was drilled vertically to test the Gabbs Formation for mineralization in this area and returned a 25 intercept averaging 0.474% copper. Hole 06-3 was drilled to provide geology and assay data for this area. The hole averaged 0.118% copper over the entire 305 foot length. Hole 06-4 was drilled to intersect intrusive sills below historic hole MN-230 (0.316% Cu over 184.5 feet). The hole collapsed while still in mineralization and has since been re-drilled as hole 06-8. The incomplete sampling of the section recovered from above the collapse averaged 0.628% copper over 40 feet.

Copper analyses are being conducted by Inspectorate America Corporation of Sparks, NV, an ISO 9002 accredited facility, certificate number 37295. A four acid total digestion for copper is used, followed by a hydrochloric leach to determine oxide content. Silver, molybdenum and zinc are analyzed by atomic absorption techniques.

Inspectorate America Corporation of Sparks was audited by independent geochemist Barry Smee, P.Geo., who has made recommendations to QA/QC procedures to fully comply with industry accepted best practices. The Company’s sampling protocol and quality control includes a secure chain of custody from collection of samples at the drill rig to delivery to the lab, the blind insertion of specifically prepared and certified standards, field duplicates and blanks, as well as routine testing of pulps at secondary lab facilities. In addition, the lab inserts a matrix matched Certified Reference Material standard into the sample stream. One analysis in fifteen is therefore a check analysis, providing for adequate assessment of the sampling and analytical procedures.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release Dated June 14, 2006 announcing Drill Results on New York Canyon Property

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERDENE MINES LIMITED

Date: June 16, 2006
	By:	/s/ Bryan Wilson

Bryan Wilson
President